Exhibit A

AGREEMENT

The undersigned agree that this Amendment No. 4 to Schedule 13D, dated January 22, 2025, relating to the Common Stock, par value $0.0001 per share, of InfuSystem Holdings, Inc. shall be filed on behalf of the undersigned.

Dated: January 22, 2025	Sansone Advisors, LLC

By: /s/ Christopher Sansone
Name: Christopher Sansone
Title: Managing Member

Sansone Capital Management, LLC

By: /s/ Christopher Sansone
Name: Christopher Sansone
Title: Managing Member

Christopher Sansone

By: /s/ Christopher Sansone